UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 23, 2004

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 27, 2004 Westinghouse Air Brake Technologies Corporation (the “Company”) announced that the board of directors of Rutgers AG, the parent company of Rutgers Rail, S.p.A. (“Rutgers”), had approved the Sale and Purchase Agreement (the “Agreement”) between the Company and Rutgers for the acquisition of all of the assets of Rutgers, subject to customary closing conditions. The Company’s board of directors approved the transaction on September 16, 2004 contingent upon the subsequent approval of the agreement by Rutgers board. The transaction is expected to close in the fourth quarter.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated September 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ ALVARO GARCIA-TUNON
Chief Financial Officer

Date: September 28, 2004

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated September 27, 2004	Filed herewith